                              STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT ("Agreement") is entered into effective this 31st day of October, 1996 by and between CONVERGENT COMMUNICATIONS, INC., a Colorado corporation ("Convergent") whose address is 2696 South Colorado Boulevard, Suite 585-5, Denver, Colorado 80202, SERVICES-ORIENTED OPEN NETWORK TECHNOLOGIES, INC., a Virginia corporation ("SONeTech") whose address is 109 Kale Avenue, Sterling, Virginia 20164, and W. FRED SEIGNEUR, an individual whose address is 109 Kale Avenue, Sterling, Virginia 20164 ("Seigneur") (hereinafter collectively referred to as "the parties").

                                       RECITALS

     Seigneur is the President of SONeTech and owns or controls a majority of the issued and outstanding shares of SONeTech;

     Convergent wishes to acquire an interest in SONeTech, initially up to forty-five percent (45%), of the total authorized shares of SONeTech;

     Convergent wishes to engage SONeTech as its research and development consultant to work with Convergent's wholly owned subsidiary, namely, Integrated Communication Networks, Inc., a Colorado corporation ("ICN") and other companies Convergent may acquire.

     THEREFORE, IT IS AGREED AS FOLLOWS:

     1. STOCK PURCHASE. SONeTech shall transfer, assign and deliver to Convergent a total of One Hundred Thousand (100,000) shares of the common stock, $0.02 par value ("SONeTech Stock"), which represents ten percent (10%) of the issued and outstanding shares of SONeTech's stock ("Common Stock"), and Convergent shall pay the sum of One Hundred Thousand Dollars ($100,000) and the issuance of Three Hundred Seventy-Five Thousand (375,000) shares of the no par value common stock of Convergent ("Convergent Stock"), subject to adjustment as described herein (the cash consideration paid by Convergent together with the Convergent


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

Stock are collectively referred to herein as the "Purchase Price") as follows:

          1.1  PAYMENT OF PURCHASE PRICE.

               1.1.1 Application of the earnest money deposit in the amount of Twenty Thousand Dollars ($20,000), which the parties acknowledge had been previously paid by Convergent to SONeTech on or about August 28, 1996.

               1.1.2 Eighty Thousand Dollars ($80,000) payable on April 1, 1997. Convergent shall have the right to pay the full balance due for the SONeTech Stock at any time.

               1.1.3 On the Closing Date, as defined herein, Convergent shall issue the Convergent Stock to SONeTech, subject to the following terms and conditions:

                      (i) The Certificates representing the Convergent Stock will contain a restrictive legend as follows:

          ATHE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN ANY WAY UNTIL NOVEMBER 1, 2001."

                      (ii) The foregoing restriction shall not apply as to Seventy-Five Thousand (75,000) shares beginning on the first anniversary following the date of this Agreement and thereafter as to Seventy-Five Thousand (75,000) shares on each of the 2nd, 3rd, 4th and 5th anniversary dates of this Agreement, subject to any other restrictions on the sale, transfer or assignment of the Convergent Stock as may be imposed by law. Following the expiration of such period of time, SONeTech may forward its certificate(s) representing the appropriate number of shares of Convergent Stock to Convergent's transfer agent for removal of the restrictive legend described in 1.1.3(i) above.

                      (iii) During the five (5) year period following the date of this Agreement and in the event that the Consulting Agreement, as defined herein, is terminated by SONeTech or Seigneur without cause, or in the event that Seigneur


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

is unable to perform under the terms of the Consulting Agreement because of death or disability, Convergent shall have the right to repurchase a percentage of the Convergent Stock owned by SONeTech at a rate equal to six cents ($0.06) per share. The number of shares of Convergent Stock that Convergent shall be entitled to repurchase shall be calculated as follows: the number of years, including any fraction thereof, remaining in the five (5) year period, that SONeTech and Seigneur fail to perform under the Consulting Agreement divided by 5 and the quotient is then multiplied by 375,000.

                      (iv) In the event that Convergent elects to repurchase Convergent Stock, Convergent shall notify SONeTech of its election within thirty
(30) days of the termination of the Consulting Agreement. Payment for the Convergent Stock purchased must be made to SONeTech thirty (30) days after the date of notice.

          1.2 SONETECH STOCK ISSUANCE. Upon payment of the Purchase Price by Convergent, SONeTech shall issue a stock certificate to Convergent in the amount of One Hundred Thousand (100,000) shares of the Common Stock, which represents ten percent (10%) of the total authorized shares of SONeTech's Common Stock.

          1.3  SONETECH FUNDING COMMITMENT.

               1.3.1 Convergent may, at Convergent's sole discretion, use commercially reasonable efforts to develop a business plan for SONeTech and to secure, on or before March 31, 1998, a commitment for private placement equity financing for the capitalization of SONeTech's business plan in the amount of One Million Dollars ($1,000,000)("SONeTech Funding Commitment"). In exchange for the SONeTech Funding Commitment from a third party, SONeTech shall issue to Convergent a certificate in the amount of One Hundred Fifty Thousand (150,000) shares of SONeTech's Common Stock, which represents an additional fifteen percent (15%) of the total authorized shares of Common Stock. Such issuance shall be made within five (5) business days of receipt of the first installment of funds pursuant to the SONeTech Funding Commitment by SONeTech.

               1.3.2 In the event that Convergent elects to obtain the SONeTech Funding Commitment, the shares of Common


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

Stock to be issued to Convergent by SONeTech in exchange for the SONeTech Funding Commitment shall be in addition to any other shares of Common Stock to be issued pursuant to this Agreement.

               1.3.3 In the event that Convergent obtains the SONeTech Funding Commitment for an amount less than One Million Dollars ($1,000,000), the number of shares of Common Stock to be issued to Convergent in exchange for the SONeTech Funding Commitment shall be reduced proportionately.

               1.3.4 SONeTech agrees to cooperate and not interfere with and take all steps necessary to facilitate Convergent's efforts to obtain the SONeTech Funding Commitment, including, without limitation, any steps required by the investors or underwriters or their counsel.

          1.4  FINANCING BY CONVERGENT.

               1.4.1 Convergent shall have the right to provide the SONeTech Funding Commitment from Convergent's own funds.

               1.4.2 In the event that Convergent provides the SONeTech Funding Commitment, SONeTech shall issue to Convergent a certificate in the amount of Two Hundred Thousand (200,000) shares of SONeTech's Common Stock, which represents an additional twenty percent (20%) of the total authorized shares of Common Stock. Such issuance shall be made within five (5) business days of receipt of the first installment of funds from Convergent.

          1.5  BOARD OF DIRECTORS AND VOTING AGREEMENT.

               1.5.1 Upon the execution of this Agreement, SONeTech and Seigneur shall take all steps necessary to appoint a person designated by Convergent to the three (3) member Board of Directors of SONeTech to serve until the next regularly scheduled shareholders' meeting, or until his successor is duly elected and qualified.

               1.5.2 In the event that Convergent obtains or provides the SONeTech Funding Commitment, SONeTech and Seigneur shall take all steps necessary to expand the Board of Directors of SONeTech to four (4) persons, and shall appoint a second person designated by Convergent to the four (4) member Board of Directors to serve until the next regularly scheduled shareholders' meeting, or until his successor is duly elected and qualified.

               1.5.3 Seigneur and Convergent shall execute a voting agreement, in substantially the same form as EXHIBIT 1.5.3 attached hereto ("SONeTech Voting Agreement"), whereby Seigneur and Convergent will vote their shares of Common Stock now owned or hereafter acquired: (i) to elect one person designated by Convergent as a member of the Board of Directors of SONeTech until the SONeTech Funding Commitment is obtained or provided; (ii) to elect two persons designated by Convergent as members of the Board of Directors of SONeTech after the SONeTech Funding Commitment has been obtained or provided; (iii) to elect two persons designated by Seigneur as members of the Board of Directors of SONeTech; and (iv) to elect Seigneur as President of SONeTech. The SONeTech Voting Agreement shall continue in full force and effect until (i) the parties mutually agree in writing to terminate the SONeTech Voting Agreement; or (ii) Convergent owns more than fifty percent (50%) of the issued and outstanding shares of Common Stock.

          1.6 CONSULTING AGREEMENT. On the Closing Date, Convergent and SONeTech shall enter into an exclusive consulting services agreement ("SONeTech Consulting Agreement"), in substantially the same form as EXHIBIT 1.6 attached hereto.

          1.7  TECHNOLOGY LICENSE AGREEMENT.

               1.7.1 SONeTech and Convergent shall enter into a technology license agreement ("SONeTech License Agreement"), in substantially the same form as EXHIBIT 1.7.1 attached hereto.

               1.7.2 SONeTech shall use its best efforts to patent and/or copyright the ROADS technology, at SONeTech's sole expense. Convergent shall have the right to direct the efforts of SONeTech under this subsection if it so desires, including, but not limited to, the right to select and/or supervise patent or copyright counsel. All patents and/or copyrights obtained for the ROADS technology shall be the property of SONeTech.

          1.8  RIGHT TO PURCHASE ADDITIONAL SONETECH SHARES.

               1.8.1 In the event SONeTech offers additional shares of its Common Stock for sale to third parties, Convergent shall have the right to purchase additional shares of SONeTech Common Stock at the price offered to third parties and in an amount sufficient to maintain Convergent's percentage ownership interest in SONeTech ("Convergent's Preemptive Rights"). Convergent shall exercise its right to purchase the additional shares by giving SONeTech written notice of its intent to do so accompanied by payment for the additional shares of Common Stock within thirty (30) days from the date SONeTech notifies Convergent of the completion of the Common Share offering.

               1.8.2 SONeTech shall amend its articles of incorporation and/or by-laws, if necessary, to provide for Convergent's Preemptive Rights as outlined in subsection 1.8.1.

          1.9 PIGGYBACK REGISTRATION. SONeTech shall have the right, subject to the approval of Convergent's underwriters, if any, to include all or part of the Convergent Stock in any registration by Convergent of any of its equity securities under the Securities Act of 1933, as amended (the "Securities Act"), in a manner that would permit the registration of the Convergent Stock for resale.

     2    CLOSING.

          2.1  CLOSING DATE.  The Closing Date shall be that date which is three
(3) days after any and all required approvals, including any required approval of any regulatory agency, have become final and the transactions contemplated under this Agreement are no longer subject to administrative or judicial review, or such other date as shall be agreed upon by the parties.

          2.2 CLOSING EVENTS. The following shall occur on the Closing Date and at the Closing, each such requirement being considered as occurring simultaneously:

               2.2.1 SONeTech shall deliver to Convergent a stock certificate representing the appropriate amount of the SONeTech Stock, free and clear of all liens, encumbrances, equities and claims;

               2.2.2  SONeTech shall deliver to Convergent a
copy of the resolutions adopted by its Board of Directors approving the transactions contemplated hereby, which shall be certified by SONeTech's Secretary to be a true and correct copy of the original and that the original thereof was duly, validly and regularly obtained;

               2.2.3 SONeTech shall deliver to Convergent the officers' certificate, in the form appended hereto as EXHIBIT 2.2.3 dated as of the Closing Date, that the officers are not aware of any violation or breach of this Agreement which exists or existed on or as of the date of this Agreement, the Closing Date, or at any time between the date of this Agreement and the Closing Date;

               2.2.4 Convergent shall deliver to SONeTech the Purchase Price (less the Earnest Money previously advanced to SONeTech by Convergent) as provided in Section 1.1 hereof;

               2.2.5 Convergent and SONeTech shall execute and deliver the SONeTech Consulting Agreement.

               2.2.6 Convergent and SONeTech shall execute and deliver the SONeTech License Agreement.

               2.2.7 Convergent and Seigneur shall execute and deliver the SONeTech Voting Agreement.

          2.3 CONTINUATION OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Seigneur and SONeTech given pursuant to this Agreement shall be made on each such date as any additional shares of SONeTech Stock may be delivered to Convergent, and shall be true and correct in all material respects. Each such date that any additional shares of SONeTech Stock may be delivered to Convergent shall be a AClosing Date" as such term may be used, from time to time, in this Agreement.

          2.4 ADDITIONAL REPRESENTATIONS AND WARRANTIES. Each of SONeTech and Seigneur, as the case may be, agrees to provide additional representations and warranties, as reasonably requested by Convergent and as is customary in acquisition transactions, as and when Convergent acquires additional shares of SONeTech Stock, including, without limitation, representations and warranties with regard to the operations and financial condition of SONeTech. All such additional representations and warranties shall be appended to this Agreement as an amendment and shall be executed by all of the parties hereto.

     3    CONDITIONS PRECEDENT TO OBLIGATIONS.

          3.1 CONDITIONS PRECEDENT TO CONVERGENT'S OBLIGATIONS. The obligations of Convergent to be performed under this Agreement at Closing are subject to each and all of the following conditions, any one or more of which may, however, be waived in whole or in part by Convergent, in which event the waived condition(s) shall be treated as conditions subsequent to Convergent's obligations pursuant to Section 6.1 hereof:

               3.1.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of SONeTech and Seigneur herein contained shall be true on and as of the date hereof and as of the Closing Date in all material respects with the same force and effect as though made on and as of said date.

               3.1.2 PERFORMANCE OF OBLIGATIONS. Seigneur and SONeTech shall have performed in all material respects all of Seigneur's and SONeTech's obligations and agreements under this Agreement and complied with all of the material covenants and conditions contained in this Agreement to be performed by SONeTech and Seigneur.

               3.1.3 PERFORMANCE AT CLOSING. Seigneur and SONeTech shall have performed each of the acts they are required to perform and delivered each of the certificates and other documents they are required to deliver, or appeared at Closing ready, willing and able to perform each of the acts they are required to perform and deliver each of the certificates and other documents they are required to deliver.

               3.1.4 ABSENCE OF RESTRAINING ACTION. No suit, action or other proceeding shall be pending, or threatened, before any court or governmental agency in which it will be, or it is, sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereunder, or threatened against or affecting SONeTech or Seigneur which, if adversely determined, would have a material adverse effect on the value of the business, assets, or properties of SONeTech, or the value of the SONeTech Stock.

               3.1.5 NO ATTACHMENT. None of SONeTech's assets or properties shall have been attached or levied upon or passed into the hands of a receiver or assignee for the benefit of creditors. No petition or similar instrument shall have been filed with respect to SONeTech under any bankruptcy or insolvency law, and no injunction or restraining order shall have been instituted against Seigneur or SONeTech that would have a material adverse effect on SONeTech.

               3.1.6 CONSENTS. All consents from third parties, including without limitation any governmental or regulatory bodies, necessary for the consummation of the transactions contemplated hereby shall have been obtained.

               3.1.7 AUTHORIZED STOCK. The authorized capital stock of SONeTech shall have been increased to One Million (1,000,000) shares of Common Stock.

     3.2 CONDITIONS PRECEDENT TO SONETECH'S AND SEIGNEUR'S OBLIGATIONS. The obligations of SONeTech and Seigneur to be performed under this Agreement at Closing are subject to each and all of the following conditions, any one or more of which may, however, be waived in whole or in part by SONeTech and/or Seigneur, as the case may be:

          3.2.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Convergent set forth in this Agreement shall be true and correct in all material respects on and as of the date hereof and as of the Closing Date with the same effect as if made on and as of the said date.

          3.2.2 PERFORMANCE OF OBLIGATIONS. Convergent shall have performed all of Convergent's obligations and agreements herein to be performed on or before Closing and complied with all of the covenants and conditions contained in this Agreement to be performed by Convergent.

          3.2.3 PERFORMANCE AT CLOSING. Convergent shall have performed each of the acts it is required to perform and delivered each of the certificates and other documents it is required to deliver, or appeared at Closing ready, willing and able to perform each of the acts it is required to perform and deliver each of the certificates and other documents it is

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required to deliver.

     4    REPRESENTATIONS AND WARRANTIES

          4.1  REPRESENTATIONS AND WARRANTIES OF SONETECH AND SEIGNEUR.
SONeTech and Seigneur (for purposes hereof the term "Company" shall include SONeTech's subsidiaries, if any, whether or not specific reference is made to the subsidiaries in the representations and warranties set forth below), jointly and severally, represent and warrant to Convergent as of the date hereof and as of the Closing Date, as follows:

               4.1.1 GOOD STANDING. SONeTech is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation, with full corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted. Each of SONeTech's subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state where each such subsidiary was incorporated, with full corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted. SONeTech and each of its subsidiaries are qualified to do business and in good standing in all jurisdictions where their properties, assets and/or activities and operations so require.

               4.1.2 BINDING AGREEMENT. This Agreement, executed by Seigneur and SONeTech, constitutes the valid and binding obligation of Seigneur and SONeTech enforceable in accordance with its terms, and will not conflict with, breach, violate or be in contravention of or result in a default under SONeTech's Articles of Incorporation or any other organizational or governing instrument of SONeTech, or of any contract, lease, indenture, promissory note, agreement, mortgage or other instrument to which SONeTech and/or Seigneur is a party or by which any of SONeTech's assets or property is bound or affected or, to the best of SONeTech's and Seigneur's knowledge, any law, rule, license, regulation, judgment, decree or order of any court, agency or other authority to which jurisdiction SONeTech is subject. All corporate action necessary for the approval and/or ratification of this Agreement has been taken.

               4.1.3 AUTHORIZED STOCK. The only authorized capital stock of SONeTech is currently One Hundred Thousand


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

(100,000) shares of its $0.02 par value Common Stock, all of which are issued and outstanding, as of the date hereof. SONeTech shall amend its Articles of Incorporation to increase its authorized capital stock to One Million (1,000,000) shares of Common Stock. Such amendment shall be effective on or prior to the Closing.

               4.1.4 MARKETABLE TITLE. Convergent will obtain good and marketable title to the shares of the SONeTech Stock to be transferred pursuant to the terms hereof and such shares at the Closing will be presented to Convergent, free and clear of all liens, encumbrances, equities and claims.

               4.1.5 NO AGREEMENTS. There are no agreements with any person with respect to (i) the sale, lease, exchange or other disposition of any of SONeTech's properties or assets, except in the ordinary course of its business; or (ii) the sale, hypothecation, transfer, assignment or other disposition of the ownership, direct or indirect, of any of the shares of the SONeTech Stock, the operation of which may in the future result in a change in control of SONeTech.

               4.1.6  FINANCIAL REPRESENTATIONS.  Attached hereto as EXHIBIT
4.1.6 are a Balance Sheet, Statement of Income (Loss and Deficit) and Statement of Changes in Financial Position (including notes to such financial statements) at October 31, 1996 and for the fiscal year then ended (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as disclosed therein, and present fairly the financial position of SONeTech as of October 31, 1996, ("Financial Statement Date") and the results of operations for the year then ended.

               4.1.7 NO LITIGATION. To the best of SONeTech's and Seigneur's knowledge there are no pending or threatened suits, actions, claims, or litigation, administrative, arbitration or other proceedings or governmental investigations or inquiries to which Seigneur or SONeTech is a party or to which any of the properties or assets thereof is subject.

               4.1.8 NO VIOLATION OF LAWS OR REGULATIONS. To the best of SONeTech's and Seigneur's knowledge, SONeTech has materially complied with, and is not in any material respect in default under or in violation of, any laws, ordinances, requirements, regulations or orders applicable to its businesses or properties, including without limitation the rules and regulations of the Federal Communications Commission ("FCC"), nor is SONeTech or Seigneur in violation of or in default of any order, writ, injunction, judgment or decree of any court, arbitrator, or federal, state or local department, official, commission, authority, board, bureau, agency or other instrumentality issued or pending against SONeTech which might adversely affect Seigneur's or SONeTech's ability to execute, deliver and perform their obligations under this Agreement or to consummate the transactions contemplated hereby or which challenges or seeks to prevent, enjoin, alter or materially delay any such transactions. Neither SONeTech nor Seigneur have received notice, or otherwise have any reason to know, of any claimed default or violation with respect to any of the foregoing. There have been no illegal payments, kickbacks, bribes or political contributions made by Seigneur or SONeTech to any person, entity or governmental or regulatory body in the United States or any foreign country or political subdivision.

               4.1.9 APPROVALS. All consents necessary or required for the consummation of the transactions contemplated hereby will have been obtained, on or before Closing. Neither the execution, delivery or performance of this Agreement nor the conclusion of any transaction contemplated by this Agreement will result in any violation of, be in conflict with or constitute a default under any term or provision of the Articles of Incorporation or the Bylaws of SONeTech or any such agreement, indenture or other instrument or the rules and regulations of any regulatory body. SONeTech has furnished to Convergent accurate and complete copies of the Articles of Incorporation and Bylaws of SONeTech, each as in effect as of the date hereof.

               4.1.10 COMPLIANCE WITH LAWS. The entering into and consummation of the transactions contemplated hereunder will not result in any default under or violation of any of the terms and provisions of any contract, lease or other agreement to which SONeTech or Seigneur are a party or by which SONeTech or Seigneur is bound or, to the knowledge of SONeTech and/or Seigneur, any law, rule, license, regulation, judgment, order or decree governing or affecting SONeTech and/or Seigneur.

               4.1.11 STOCK REPRESENTATIONS.  SONeTech (i)


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

intends to acquire the shares of Convergent Stock pursuant to Section 1 hereof solely for the purpose of investment and not for the resale and distribution thereof, and has no present intention to offer, sell, pledge, hypothecate, assign or otherwise dispose of the same; (ii) understands and acknowledges that the sale of such shares of Convergent Stock will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), the Convergent Stock being acquired pursuant to this Agreement constitutes Arestricted securities" as that term is defined under Rule 144 promulgated under the Securities Act and may not be sold except pursuant to a registration statement under the Securities Act or pursuant to an exemption available under federal and applicable state Securities laws, and such shares may be required to be held indefinitely unless the shares are subsequently registered under the Securities Act or an exemption from such registration is available, (iii) agrees that it will not offer, sell, pledge, hypothecate, transfer, assign or otherwise dispose of any such shares of Convergent Stock unless such shares and such offer, pledge, hypothecation, transfer, assignment or other disposition shall be registered or exempt from registration under the Securities Act and shall comply with all applicable federal and state securities laws, and (iv) agrees and acknowledges that the stock certificates representing the shares of Convergent Stock which will be acquired by SONeTech under this Agreement will contain a legend restricting the transferability of the shares as provided herein and that stop order instructions may be imposed by Convergent's transfer agent restricting the transferability of the Convergent Stock.

               4.1.12 FULL DISCLOSURE. None of the written information provided by Seigneur and SONeTech to Convergent in connection with the negotiation of this Agreement contains any untrue or misleading statement of a material fact. There is no fact which Seigneur or SONeTech has not disclosed to Convergent in writing which materially affects or which will materially affect adversely SONeTech's business, sales, income, properties, assets, liabilities, activities, customers, or the ability of SONeTech and Seigneur to perform under this Agreement.

          4.2 REPRESENTATIONS AND WARRANTIES OF CONVERGENT. Convergent represents to SONeTech and Seigneur as follows:

               4.2.1 GOOD STANDING. Convergent is a corporation duly organized, validly existing and in good standing under the laws of the state of Colorado, with full corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted. Convergent is qualified to do business and in good standing in all jurisdictions where its properties, assets and operations so require. Convergent has all requisite power and authority to enter into this Agreement and perform its obligations under this Agreement.

               4.2.2 BINDING AGREEMENT. This Agreement, as executed by Convergent, constitutes the valid and binding obligation of Convergent enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally. This Agreement and the performance of this Agreement by Convergent will not conflict with, breach, violate or be in contravention of or result in a default under Convergent's Articles of Incorporation or any other organizational or governing instrument of Convergent, or of any agreement, mortgage or other instrument to which Convergent is a party or by which any of its assets or property is bound or affected or, to the best of Convergent's knowledge, any law, rule, license, regulation, judgment, decree or order of any court, agency or other authority which has jurisdiction over the business, properties, assets and activities of Convergent. All corporate action necessary for the approval and/or ratification of this Agreement has been taken.

               4.2.3 STOCK ACQUIRED FOR INVESTMENT. Convergent (i) intends to acquire the SONeTech Stock solely for the purpose of investment and not for the resale and distribution thereof and has no present intention to offer, sell, pledge, hypothecate, assign or otherwise dispose of the same, (ii) understands and acknowledges that the sale of the SONeTech stock will not be registered under the Securities Act, and such shares may be required to be held indefinitely unless the share are subsequently registered under the Securities Act or an exemption from such registration is available, and (iii) agrees that it will not offer, sell, pledge, hypothecate, transfer, assign or otherwise dispose of any such shares unless such shares and such offer, pledge, hypothecation, transfer, assignment or other disposition shall be registered or exempt from registration under the Securities Act and shall comply with all applicable federal and state securities laws.

               4.2.4 LITIGATION; COMPLIANCE WITH LAWS. There are no pending or threatened suits, actions, claims, arbitrations, administrative or legal or other proceedings or governmental investigations or inquires pending or to which Convergent is a party or to which any of its properties or assets thereof is subject, nor in any material respect any failure to comply with, nor any default under, any law, ordinance, requirement, regulation or order applicable to Convergent and its businesses and properties nor any violation of or default with respect to any order, writ, injunction, judgment or decree of any court, arbitrator, or federal, state or local department, official, commission, authority, board, bureau, agency or other instrumentality, issued or pending against Convergent which might adversely affect Convergent's ability to execute, deliver and perform its obligations under this Agreement or to consummate the transactions contemplated hereby or which challenges or seeks to prevent, enjoin, alter or materially delay any such transaction.

     5. CONFIDENTIALITY. Convergent shall retain in confidence all information obtained by it pursuant to any investigations made by Convergent pursuant to this Agreement (the "Confidential Information"). Seigneur. SONeTech, its officers, directors and employees and SONeTech's Representatives shall retain in confidence, all information obtained by them in connection with any investigation undertaken by such persons as a result of Convergent providing such persons such access to information of Convergent as provided in this Agreement. The parties agree that Confidential Information shall not include information which (i) was or becomes generally available to the public other than as a result of a disclosure by Convergent, SONeTech, Seigneur or any of their officers, directors or employees, agents or representatives, (ii) was or becomes available to Convergent, SONeTech, Seigneur, any of their officers, directors or employees or their agents or representatives on a non-confidential basis from a source other than Convergent, SONeTech or Seigneur, provided that such source is not bound by a confidentiality agreement or (iii) was, or in the future is, developed independently by Convergent or by SONeTech or Seigneur without reference to the information furnished by Convergent, SONeTech or Seigneur, as the case may be. The parties understand and agree that all of the Confidential Information supplied to Convergent or to SONeTech or Seigneur is provided on the understanding that such Confidential Information remains the property of Convergent or SONeTech, as the case may be, and that all copies and originals will be returned to any such party promptly upon its request after termination of this Agreement pursuant to Section 6 hereof.

     6.   TERMINATION

          6.1 EVENTS OF TERMINATION. Anything contained elsewhere in this Agreement to the contrary notwithstanding, prior to the Closing Date, this Agreement may be terminated by written notice of termination as follows:

               6.1.1 MUTUAL CONSENT. Anytime by mutual consent of SONeTech and Convergent;

               6.1.2 PRIOR TO CLOSING DATE. By SONeTech or Convergent if the other party shall have (i) misstated any representation or been in breach of any warranty contained herein, (ii) been in breach of any covenant, undertaking or restriction contained herein and such misstatement or breach has not been cured by the earlier of (a) thirty (30) days after the giving of notice by the non-breaching party of such misstatement or breach or (b) the Closing Date; or
(iii) the failure to consummate the transactions contemplated herein through the fault of the other party;

          6.2 CONSEQUENCES OF TERMINATION. In the event of a termination and abandonment hereof pursuant to the provisions of this Section 6, this Agreement shall become void and have no effect, without any liability on any of the parties or their directors or officers or stockholders in respect of this Agreement. Notwithstanding anything contained in the foregoing to the contrary, if this Agreement is terminated be Convergent due to a failure of SONeTech or Seigneur to perform the conditions precedent to the Closing hereunder, the Earnest Money shall be refunded to Convergent in full by Seigneur and SONeTech. If this Agreement is terminated by SONeTech as a result of a failure of Convergent to perform the conditions precedent to the Closing hereunder, the Earnest Money deposited by Convergent shall be retained by SONeTech.

     7.   MISCELLANEOUS

          7.1 NOTICES. Any notices under this Agreement shall be in writing, signed by the party giving the same and transmitted by registered or certified United States Mail or by a generally accepted national courier service providing confirmation of delivery, and addressed to the party to receive the notice at the address set forth below or such other address as any party may specify by notice to the other party, and shall be deemed properly given and received when actually given and received:

     If to Convergent:     Convergent Communications, Inc.
                           2696 South Colorado Blvd, Suite 585-5
                           Denver, Colorado 80202
                           Attn.: Chief Executive Officer

     if to SONeTech:       Services-oriented Open Network
                           Technologies, Inc.
                           109 Kale Avenue
                           Sterling, Virginia 20164
                           Attn.: President

          7.2 SUCCESSORS AND ASSIGNS. This Agreement is personal to the parties hereto and may not be assigned, transferred, delegated or nullified without the prior written consent of all of the parties hereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

          7.3 ARBITRATION. Notwithstanding anything to the contrary herein, any dispute arising pursuant to or in any way related to this Agreement or the transactions contemplated hereby shall be settled by arbitration; provided, however, that nothing in this Section shall restrict the right of either party to apply to a court of competent jurisdiction for emergency relief pending final determination of a claim by arbitration in accordance with this Section. All arbitration shall be conducted in accordance with the rules and regulations of the American Arbitration Association, in force at the time of any such dispute, by a panel of three (3) arbitrators. In the event that SONeTech elects to file a claim, the arbitration shall take place in Denver, Colorado. In the event that Convergent elects to file a claim, the arbitration shall take place in the Washington, DC area. Each party shall pay its own expenses associated with such arbitration, provided that the prevailing party in any arbitration shall be entitled to reimbursement of reasonable attorneys' fees and expenses (including, without limitation, arbitration expenses) relating to such arbitration. The decision of the arbitrators, based upon written findings of fact and conclusions of law, shall be binding upon the parties; and judgment in accordance with that decision may be entered in any court having jurisdiction thereof. In no event shall the arbitrators be authorized to grant any punitive, incidental or consequential damages of any nature or kind whatsoever.

          7.4 NO ORAL MODIFICATIONS. No amendments or modifications to this Agreement shall be made or deemed to have been made unless in writing and executed and delivered by the party to be bound thereby. Any provision of this Agreement may be waived, amended, supplemented or modified only by agreement in writing of the parties hereto.

          7.5 WAIVER. The failure of any party to this Agreement to insist upon strict performance of any of the terms of this Agreement will not constitute a waiver of any of its rights under this Agreement or its right subsequently to assert, rely upon, or enforce any provision of this Agreement.

          7.6 GOVERNING LAW. This Agreement shall be interpreted, governed by and enforced according to the laws of the State of Colorado.

          7.7 SEVERABILITY. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

          7.8 HEADINGS AND CAPTIONS FOR CONVENIENCE. The headings and captions contained in this Agreement are for convenience only and shall not be considered in interpreting the provisions hereof.

          7.9 COUNTERPARTS. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

          7.10 REPRESENTATIONS, WARRANTIES AND COVENANTS. Notwithstanding any investigation made by or on behalf of

SONeTech or Convergent prior to or after the Closing Date, all representations, warranties and covenants of the parties hereto contained herein shall survive and remain in full force and effect for a period of three (3) years after the Closing Date.

        7.11 SONETECH'S INDEMNIFICATION. Notwithstanding the Closing and regardless of any investigation at any time made by or on behalf of Convergent or of any information Convergent may have in respect thereof, SONeTech will indemnify, defend and save and hold Convergent harmless from and against any costs, expenses, damages, liabilities, losses or deficiencies, including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action or proceeding (collectively ALosses") suffered or incurred by Convergent arising out of or resulting from, and will pay Convergent on demand the full amount of any such amounts which Convergent may pay or may become obligated to pay in respect of:

               (a) any material inaccuracy in any representation or document delivered under or pursuant to this Agreement or the material breach of any warranty made by SONeTech or Seigneur in or pursuant to this Agreement;

               (b) any misrepresentations in or omission from any Exhibit, Schedule or other attachment to this Agreement;

               (c) any failure by SONeTech or Seigneur duly to perform or observe any term, provision, covenant, or agreement in this Agreement to be performed or observed on the part of SONeTech or Seigneur; or

               (d) any action, suit, investigation, proceeding, demand, assessment, audit, judgment and claim, including any employment-related claim arising out of the foregoing (collectively "Convergent's Claims") against Convergent or any of its subsidiaries, even though such Claims may not be filed or come to light until after the Closing Date.

        7.12 CONVERGENT'S INDEMNIFICATION. Convergent agrees that notwithstanding the Closing and regardless of any investigation at any time made by or on behalf of SONeTech or any information SONeTech may have in respect thereof, Convergent will indemnify and save and hold SONeTech harmless from and against any Losses suffered or incurred by SONeTech arising out of or resulting from, and will pay SONeTech or demand the full amount of any such amounts which SONeTech may pay or may become obligated to pay in respect of:

               (a) any material inaccuracy in any representation or the breach of any warranty made by Convergent in or pursuant to this Agreement;

               (b) any failure by Convergent duly to perform or observe any item, provision, covenant or agreement in this Agreement to be performed or observed on the part of Convergent; or

               (c) any action, suit, investigation, proceeding, demand, assessment, audit, judgment and claim, including any employment-related claim arising out of the foregoing (collectively "SONeTech's Claims") against SONeTech, even though such Claims may not be filed or come to light until after the Closing Date.

        7.13 NO BENEFIT TO OTHERS. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their respective heirs, successors, assigns, and such representations, warranties, covenants and agreements shall not be construed as conferring, and are not intended to confer, any rights on any other persons.

     8. ENTIRE AGREEMENT. This Agreement, together with the Exhibits, Schedules and Attachments hereto, represents the entire agreement between the parties hereto with respect to the subject matter hereof and all prior agreements, understandings or negotiations shall be deemed merged herein. No representations, warranties, promises or agreements, express or implied, shall exist between the parties, except as stated herein.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized representatives the day and year first above written.

                                CONVERGENT COMMUNICATIONS, INC.,
                                a Colorado corporation

                                By: /s/ John R. Evans
                                    ------------------------------------

                                Its: Chief Executive Office
                                    ------------------------------------

                                W. FRED SEIGNEUR

                                   /s/ W. FRED SEIGNEUR
                                -----------------------------------------

                                SERVICES-ORIENTED OPEN NETWORK
                                TECHNOLOGIES, INC.,
                                a Virginia corporation


                                By: /s/ W. FRED SEIGNEUR
                                    -------------------------------------

                                Its: President
                                     ------------------------------------


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